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                                                                    EXHIBIT 11.1

                              VANSTAR CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                         SEVEN MONTHS
                                                               YEAR ENDED   YEAR ENDED       ENDED       YEAR ENDED
                                                                APRIL 30,    APRIL 30,     APRIL 30,    SEPTEMBER 30,
                                                                  1996         1995          1994           1993
                                                               -----------  -----------  -------------  -------------
HISTORICAL CALCULATION:
Weighted average number of common shares outstanding (Common
 A & B)......................................................      14,247       11,040        11,168          9,282

Common equivalent shares from stock options and warrants
 using the treasury stock method.............................         360       --                72         --

Common equivalent shares from preferred stock using the as-if
 converted method (F & SP)...................................      13,169       --            15,310         --

Common equivalent shares from stock options and warrants
 related to SAB No. 83 using the treasury stock method.......       2,445        2,671         2,671          2,671
                                                               -----------  -----------  -------------  -------------

Shares used in per share calculation.........................      30,221       13,711        29,221         11,953
                                                               -----------  -----------  -------------  -------------

Net income (loss)............................................   $  17,247    $   1,268     $  44,505      $  (4,246)
Preferred stock dividends....................................      (2,988)      (3,611)       (2,332)        (3,941)
                                                               -----------  -----------  -------------  -------------
Income (loss) applicable to common stock.....................   $  14,259    $  (2,343)    $  42,173      $  (8,187)
                                                               -----------  -----------  -------------  -------------
                                                               -----------  -----------  -------------  -------------

Income (loss) per share......................................   $    0.57    $   (0.17)    $    1.52      $   (0.68)
                                                               -----------  -----------  -------------  -------------
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PROFORMA CALCULATION:
Weighted average number of common shares outstanding.........      12,107       11,040

Common equivalent shares from stock options using the
 treasury stock method.......................................         310           72

Common shares from the assumed conversion of all outstanding
 preferred stock and warrants................................      20,306       18,703

Common equivalent shares from stock options and warrants
 related to SAB No. 83 using the treasury stock method.......       1,528        2,671
                                                               -----------  -----------

Pro forma shares used in computing net income per share......      34,251       32,486
                                                               -----------  -----------
                                                               -----------  -----------

Net income...................................................   $  17,247    $   1,268
                                                               -----------  -----------
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Pro forma net income per share...............................   $    0.50    $    0.04
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